EXHBIIT 10.76

(ABOVE SPACE FOR RECORDER'S USE)
THIS INSTRUMENT WAS PREPARED BY AND
WHEN RECORDED SHOULD BE MAILED TO:
JAY YOUNG
CHAMBLISS, BAHNER & STOPHEL, P.C.
LIBERTY TOWER
605 CHESTNUT STREET, SUITE 1700
CHATTANOOGA, TENNESSEE 37450

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

by
TDG OPERATIONS, LLC,

a Georgia limited liability company,
as Mortgagor,

to and in favor of

First Tennessee Bank National Association,
a national banking association,
as Mortgagee

Mortgagor's Control Number is 0320957

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING
This Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the "Mortgage") is made effective as of the 23rd day of January, 2015, by TDG OPERATIONS, LLC, a Georgia limited liability company (herein referred to as "Mortgagor") whose address is 2208 South Hamilton Street, Dalton, Georgia 30721, to and for the benefit of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, "Mortgagee" or "Beneficiary"), whose address is 701 Market Street, Chattanooga, Tennessee 37402.
Preliminary Statements
Mortgagor and Mortgagee have entered into a Term Loan Agreement dated November 7, 2014, as amended by a certain Amendment to Term Loan Agreement dated November 7, 2014 and further amended by a Second Amendment to Term Loan Agreement dated of even date herewith (as previously amended and from time to time amended or replaced, the "Loan Agreement") pursuant to which Mortgagee has agreed to make loans to Mortgagor in the principal amounts of Four Million Dollars ($4,000,000), Four Million Three Hundred Thirty Thousand Dollars ($4,330,000), and Six Million Two Hundred Ninety Thousand Dollars ($6,290,000) (collectively the "Loans" and each individually a "Loan"). As a condition precedent to making the Loans, Mortgagee has required that Mortgagor execute and deliver this Mortgage, to Mortgagee.
Agreements
Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Mortgagor, and in order to induce Mortgagee to make the Loans to Mortgagor, Mortgagor agrees as follows:
Article I
Definitions.

As used in this Mortgage, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, the terms of which are incorporated herein by reference. In addition, the following additional terms shall have the meanings specified:
"Additions" means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.
"Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.
"Claim" means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
"Condemnation" means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
"Condemnation Awards" means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation,

or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
"Default" means an event or circumstance which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
"Encumbrance" means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any condition, covenant or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.
"Event of Default" has the meaning assigned to that phrase in Section VI below.
"Expenses" means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time by Mortgagee in connection with a Loan, including without limitation, in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys' fees.
"Fixtures" means all fixtures now or hereafter attached to the Improvements and required for the normal operation thereof (such as HVAC systems, electrical systems, plumbing systems, etc.), exclusive of trade fixtures and equipment which may be attached to the Improvements but are not required for the normal operation thereof.
"Improvements" means any and all buildings, improvements and Fixtures, now or hereafter erected or located on the Land.
"Indemnity Agreement" means the Environmental Indemnity Agreement of even date herewith from Mortgagor and others in favor of Mortgagee pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.
"Insurance Proceeds" means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.
"Intercreditor Agreement" means any written agreement now or hereafter entered between Mortgagee and any other creditor of Mortgagor setting forth the respective rights of Mortgagee and such other creditor relative to liens on collateral located on the Real Property.
"Interest Rate Swap" means any agreement, whether or not in writing, relating to any rate swap, forward rate transaction, commodity swap, equity index swap or option, interest rate option, cap or collar transaction, or any other similar transaction, including, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into by Mortgagor (or its affiliate), in connection with a Loan or any other Obligations, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time and all whether now or hereafter existing.
"Land" means the real property described in Exhibit A attached hereto and made a part hereof.
"Law" means collectively all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction.

"Leases" means all leases and subleases (oral or written) now or hereafter affecting any part of the Property.
"Lien" means any mortgage, Mortgage, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
"Loan Documents" means the Loan Agreement, the Notes, any Interest Rate Swap, and the Security Documents (as defined in the Loan Agreement), as same may be amended, modified, restated or replaced, and any other document, instrument or agreement executed at any time, whether now or hereafter existing, in connection with any Obligation.
"Mortgage" means this Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
"Mortgagee" means First Tennessee Bank National Association and its successors and assigns.
"Net Proceeds", when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including attorneys' fees, incurred in the collection of such gross proceeds.
"Notes" means: (i) the Term Note in the principal amount of Four Million Dollars ($4,000,000) dated on or about November 7, 2014 payable by Mortgagor to Mortgagee which matures November 7, 2024; (ii) the Term Note (Second Loan) in the principal amount of Four Million Three Hundred Thirty Thousand Dollars ($4,330,000) dated on or about November 7, 2014, payable by Mortgagor to Mortgagee which matures November 7, 2024; (iii) the Term Note (Third Loan) in the principal amount of Six Million Two Hundred Ninety Thousand Dollars ($6,290,000) dated the date hereof payable by Mortgagor to Mortgagee which matures January 7, 2025; (iv) all other promissory notes, instruments and documents now or hereafter evidencing any loans, advances, or other extensions of credit now or hereafter existing from Mortgagee to Mortgagor; and (iii) all amendments, modifications or replacements of any of the foregoing. Unless sooner due and payable as provided in accordance with the terms of the Notes, the latest maturity date currently set forth in a Note is January 7, 2025.
"Notice" means a notice, request, consent, demand or other communication given in accordance with the provisions of the Loan Agreement.
"Obligations" means all of the following: (a) all present and future debts, obligations and liabilities of Mortgagor to Mortgagee arising pursuant to, on account of, or which are otherwise evidenced by the provisions of this Mortgage, the Loan Agreement, any Note, and/or or any of the other Loan Documents as the same may from time to time be amended or replaced, including the obligation to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) all debts, liabilities and obligations of Mortgagor to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) all debts, liabilities and obligations of Mortgagor under any Interest Rate Swap; (d) all debts, liabilities and obligations of Mortgagor to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; (e) all debts, liabilities and obligations of Mortgagor to pay and perform all future advances (regardless of class) and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee; and (f) all renewals, amendments, extensions, modifications and replacements of any of the foregoing.
"Permitted Encumbrances" means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee's interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any liens on trade fixtures and equipment securing the Master Line of Credit Agreement (as defined in the Loan Agreement).
"Personalty" means (a) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or in any way related to the operation thereof whether now or hereafter existing; (b) all of Mortgagor's rights and interests under all Interest Rate Swap, including all rights to the payment of money from Mortgagee under any Interest Rate Swap and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Interest Rate Swap; (c) all insurance policies held by Mortgagor with respect to the Property or Mortgagor's operation thereof; (d) all deposits and similar items (such as water, phone service and electricity deposits) relating to the operation of the Premises whether now or hereafter existing; and (e) all Proceeds of the foregoing.
"Proceeds" when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.
"Property" means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty, including all Leases, all Rents, all Condemnation Awards, and all Proceeds.
"Property Assessments" means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner's association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
"Real Property" means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.
"Rents" means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.
"State" means the state of Alabama.
"Taxes" means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on the Property.
"Transfer" means any direct or indirect sale, assignment, conveyance or transfer, including any contract or agreement to sell, assign, convey, lease or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
Article II
Granting Clauses; Condition of Grant.

Section 2.1    Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Mortgagor (a) hereby irrevocably and unconditionally, grants, bargains, sells, conveys, transfers and assigns to Mortgagee with power of sale and right of entry and possession, all estate, right, title and interest that Mortgagor now has or may later acquire in and to the Real Property; (b) grants to Mortgagee a security interest in the Personalty; and (c) assigns to Mortgagee, and grants to Mortgagee a security interest in, all Condemnation Awards and all Insurance Proceeds, to have and to hold to the use, benefit and behoof of Mortgagee forever, in fee simple, subject to the terms, provisions and conditions herein.
All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Notes, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. The definition of "Obligations" includes future advances.
Section 2.2.    Assignment of Leases and Rents.

In consideration of the making and continuing of the Loans by Mortgagee to Mortgagor, the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Mortgagee. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor's right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Default shall exist, however, and so long as Mortgagor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of a Default or a default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Mortgagee and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose. The assignment of Lease and Rents contained herein shall not constitute Mortgagee's consent to any Lease, any such Lease entered into without Mortgagee's prior written consent constituting a Transfer for purposes of Section 5.2 of this Mortgage.

Section 2.3    Security Agreement, Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty and Fixtures, and, to the extent the Personalty or Fixtures are not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. To confirm that intent, and to further secure the Obligations, Mortgagor grants Mortgagee a security interest in the Personalty and Fixtures. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage.
Section 2.4    Satisfaction and Cancellation of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement or any other document, Mortgagee will provide a satisfaction and cancellation of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such cancellation and satisfaction and the payment of any recording and filing costs. Upon the recording of such cancellation and satisfaction and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.
Article III
Representations and Warranties.

Mortgagor makes the following representations and warranties to Mortgagee:
Section 3.1    Title to Real Property.

Mortgagor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Mortgagor has the right and authority to convey the Real Property. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.
Section 3.2    Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases or Rents are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3    Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.
Section 3.4    Independence of the Real Property.

The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
Section 3.5    Leases and Tenants.

There are no Leases of the Property.
Article IV
Affirmative Covenants.

Section 4.1    Obligations.

Mortgagor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.
Section 4.2    Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent.
Section 4.3    Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to stay the collection of the Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Mortgagee is not subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee if not bonded) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.
Section 4.4    Compliance with Laws.

Mortgagor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5    Maintenance and Repair of the Property.

Mortgagor, at Mortgagor's sole expense, will (a) keep and maintain the Improvements in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements, so that each part of the Improvements shall at all times be in good condition for the respective purposes for which they were originally intended.
Section 4.6    Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property shall, without any further Mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien and security title of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.
Section 4.7    Subrogation.

To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee to pay or discharge any Lien.
Section 4.8    Insurance.

Mortgagor shall maintain, at its sole cost and expense, insurance, as required by Mortgagee, to include, without limitation:
(a)"All Risk" insurance against casualty to the Property, including, but not limited to, fire, lightning, windstorm, hail, explosion, and riot. Such insurance shall name Mortgagee as mortgagee and loss payee in accordance with Mortgagee's insurance requirements. Unless otherwise agreed in writing by Mortgagee, such insurance shall be for the full insurable value of the Property, and in a form otherwise satisfactory to Mortgagee.

(b)Comprehensive general liability insurance on an "occurrence" basis against claims for "personal injury" liability and liability for death, bodily injury and damage to property, in limits satisfactory to Mortgagee with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Mortgagee as an additional insured.

(c)Workers' compensation insurance for all employees of Mortgagor as required by Law.

(d)During any period of construction upon the Property, if any, Mortgagor shall maintain, or cause others to maintain, builder's risk insurance (non-reporting form) for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e)If at any time any portion of any structure on the Property is insurable against casualty by flood and is located in a Special Flood Hazard Area, as determined by Mortgagee, a flood insurance policy in form and amount acceptable to Mortgagee, as required by applicable Law.

(f)Loss of rental value insurance or business interruption insurance as required by Mortgagee.

(g)Such other and further insurance as may be reasonably required from time to time by Mortgagee.

Mortgagor acknowledges receiving Mortgagee's insurance requirements. Each policy of insurance shall meet Mortgagee's insurance requirements and be otherwise acceptable to Mortgagee.
Section 4.9    Adjustment of Condemnation and Insurance Claims.

Mortgagor shall give prompt Notice to Mortgagee of any Casualty or any Condemnation or threatened Condemnation. Mortgagee is authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor's name, any proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any claim in connection therewith, or to permit Mortgagor to do so. In such case, Mortgagee shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any or all of its Costs. If any Condemnation Awards or Insurance Proceeds are paid to Mortgagor, Mortgagor shall receive the same in trust for Mortgagee. Within ten (10) days after Mortgagor's receipt of any Condemnation Awards or Insurance Proceeds, Mortgagor shall deliver such awards or proceeds to Mortgagee in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Mortgagee. Mortgagor agrees to execute and deliver from time to time, upon the request of Mortgagee, such further instruments or documents as may be requested by Mortgagee to confirm the grant and assignment to Mortgagee of any Condemnation Awards or Insurance Proceeds.
If no Default exists, Mortgagee will permit Net Proceeds for the restoration of the Property if: (i) in the reasonable judgment of Mortgagee, there has been no material adverse change in the financial viability of the construction or operation of the Improvements, (ii) in the reasonable judgment of Mortgagee, the Net Proceeds, together with other funds deposited with Mortgagee for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Mortgagee, (iii) the restoration can be completed prior to the final maturity of the Notes and other Obligations and prior to the date required by any Lease, (iv) Mortgagee is provided an appraisal and other information necessary in the reasonable judgment of Mortgagee to reflect that the appraised value of the Improvements and other Property after such restoration shall not have been reduced from the fair value prior to the loss, and (v) Mortgagor satisfies such other conditions reasonably required by Mortgagee for the use of such proceeds including the satisfaction of conditions typically required by Mortgagee in making commercial construction loans. Otherwise, Net Proceeds shall be utilized for payment of the Obligations. If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Mortgagee for that purpose, shall be deposited in an interest-bearing account with Mortgagee, which account will be assigned to Mortgagee as additional security for the Loans and other Obligations. The account will be opened, managed and controlled in a manner consistent with, and subject to, the provisions of the Loan Agreement. Disbursements of funds from the account will be made in a manner consistent with the manner typically used by Mortgagee in disbursing commercial construction loans including the requirements (at Mortgagor's expense) of inspections of construction and certifications by contractors and architects.
Section 4.10    Deposits.

Following the occurrence of a Default, Mortgagor shall, upon demand by Mortgagee, pay to Mortgagee monthly, on the same date payments are due under the Note, a sum (herein "Funds") equal to one-twelfth of the yearly Property Assessments which may attain priority over this Mortgage and premiums for insurance, all as reasonably estimated initially and from time to time by Mortgagee on the basis of assessments and bills and reasonable estimates thereof.
The Funds shall be held by Mortgagee in an interest-bearing account, and Mortgagee shall apply the Funds to pay said Property Assessments and insurance costs, as and when they shall be due and payable. The Funds are pledged as additional security for the sums secured by this Mortgage. If the amount of the Funds held by Mortgagee shall not be sufficient to pay Property Assessments and insurance costs, when due, Mortgagor shall pay to Mortgagee any amount necessary to make up the deficiency within fifteen (15) days from the date notice is mailed by Mortgagee to Mortgagor requesting payment thereof. Upon payment in full of all Obligations, all Funds then held by Mortgagee shall be returned to Mortgagor.

Article V
Negative Covenants.

Section 5.1    Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic's lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Mortgagee's security has been protected by the filing of a bond or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.
Section 5.2    Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein without the prior written consent of Mortgagee. The Transfer of any ownership interest in Mortgagor (whether in one or more transactions during the term of this Mortgage) shall be deemed to be a prohibited Transfer of the Property.
Section 5.3    Removal, Demolition or Alteration of Fixtures and Improvements.

Except to the extent permitted by the following sentence, no Improvements shall be removed, demolished or materially altered without the prior written consent of Mortgagee. Mortgagor may remove and dispose of, free from the Lien and security title of this Mortgage, such Fixtures as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Fixtures are replaced with other Fixtures which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Fixtures (and by such removal and replacement Mortgagor shall be deemed to have subjected such Fixtures to the Lien of this Mortgage), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Fixtures are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Mortgagee to be applied to the prepayment of the Obligations in such manner as Mortgagee should elect in its sole discretion.

Section 5.4    Additional Improvements.

Mortgagor will not construct any Improvements costing more than $250,000, other than those presently on the Land and those described in the Loan Agreement, without the prior written consent of Mortgagee. Mortgagor will complete and pay for, within a reasonable time, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.
Section 5.5    Restrictive Covenants, Zoning, etc.

Without the prior written consent of Mortgagee, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be performed and observed, all of the material terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
Article VI
Events of Default.

The occurrence or happening, from time to time, of a Default under the Loan Agreement shall constitute an "Event of Default" for purposes of this Mortgage. All relevant notice and cure periods provided in the Loan Agreement are applicable in determining whether an Event of Default exists for purposes of this Mortgage.
Article VII
Rights and Remedies.

Upon the happening of any Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:
Section 7.1    Acceleration.

Mortgagee may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor).
Section 7.2    Foreclosure; Power of Sale.

Subject to the provisions of any Intercreditor Agreement, Mortgagee may sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for three successive weeks (without regard to the actual number of days) in a newspaper published in the county or counties wherein such Property or any part thereof is located, all other notice being hereby waived by Mortgagor, or in such other manner as is then permitted under applicable Laws for such sales; and Mortgagee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, the said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Mortgagor hereby constitutes and appoints Mortgagee or its assigns as its agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Mortgagor agrees that such recitals shall be binding and conclusive (absent manifest error) upon Mortgagor and that the conveyance to be made by Mortgagee, or its assigns, (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of Mortgagor, or its successors in interest, in and to the Property; at the election of Mortgagee, the Property, or any part thereof, may be sold in one parcel and as an entirety, or in such parcels, manner or order as Mortgagee in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Property is sold or the Obligations satisfied in full, and Mortgagee, or its assigns, shall collect the proceeds of such sale, applying such proceeds as provided in Section 7.8 (in the event of deficiency, Mortgagor shall immediately on demand from Mortgagee pay over to Mortgagee, or its nominee, such deficiency); and Mortgagor agrees that in case of a sale, as herein provided, Mortgagor or any person in possession under Mortgagor shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Mortgagee may have at law or in equity.
Section 7.3    Judicial Action.

Mortgagee shall have the right from time to time to sue Mortgagor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Mortgage, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to enforce any appropriate remedy against Mortgagor, including an action of foreclosure or an action for specific performance, for a Default or Default existing at the time such earlier action was commenced.
Section 7.4    Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Mortgagee may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Mortgagee may, but shall not be obligated to, exercise and enforce any or all of Mortgagor's rights under the Leases. Without limitation to the generality of the foregoing, Mortgagee may notify the tenants under the Leases that all Rents are to be paid to Mortgagee, and following such notice all Rents shall be paid directly to Mortgagee and not to Mortgagor or any other Person other than as directed by Mortgagee, it being understood that a demand by Mortgagee on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Mortgagee without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Lease to pay all Rents to Mortgagee instead of to Mortgagor, upon receipt of written notice from Mortgagee, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of a Default. Mortgagor hereby appoints Mortgagee as Mortgagor's attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of a Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in

Mortgagor's name or in Mortgagee's name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Mortgagee; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Mortgagee may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Mortgagee, the amount of any deficiency between (i) the Rents received by Mortgagee, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.
Section 7.5    Taking Possession or Control of the Property; Appointment of Receiver.

As a matter of right without regard to the adequacy of the security, or the solvency of any Person liable for the Obligations, and to the extent permitted by Law without notice to Mortgagor, Mortgagee shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Mortgagor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Mortgagee pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Mortgagee may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.
Section 7.6    Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, Mortgagee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Mortgagee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Default, and the enforcement of such remedies, once commenced, shall continue for so long as Mortgagee shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Default.
Section 7.7    Uniform Commercial Code.

Subject to the provisions of any Intercreditor Agreement, Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Default, Mortgagor shall assemble all of the Fixtures and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Mortgagee may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.
Section 7.8    Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Mortgagee from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Mortgagee may elect.
Section 7.9    Other Remedies.

Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Article VIII
Miscellaneous.

Section 8.1    Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Mortgagee, as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.
Section 8.2    No Waiver by Mortgagee.

No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare a Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee's extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien and security title of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.
Section 8.3    Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so, Mortgagor hereby:
(a)agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement, extension and notice of election to accelerate the Obligations;

(b)waives all rights to a marshalling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 8.4    Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors and assigns and to the successors in trust of Mortgagee.

Section 8.5    No Warranty by Mortgagee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.
Section 8.6    Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.
Section 8.7    Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 8.8    Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise required by applicable law or otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if given in accordance with the provisions of the Loan Agreement.
Section 8.9    Rules of Construction.

The words "hereof," "herein," "hereunder," "hereto," and other words of similar import refer to this Mortgage in its entirety. The terms "agree" and "agreements" mean and include "covenant" and "covenants." The words "include" and "including" shall be interpreted as if followed by the words "without limitation." The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 8.10    Governing Law.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.
Section 8.11    Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Mortgagor executed this Mortgage effective as of the date first above written, intending to create an instrument executed under seal.

MORTGAGOR:

TDG OPERATIONS, LLC

By: /s/ Jon A. Faulkner (SEAL)
Name: Jon A. Faulkner
Title: President

State of Tennessee
Hamilton County

I, Barbara Brickman, a Notary Public in and for said County in said State, hereby certify that Jon A. Faulkner whose name as President of TDG OPERATIONS, LLC, a Georgia limited liability company, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, as such President and with full authority, executed the same voluntarily for and as the act of said TDG OPERATIONS, LLC.

Given under my hand this 14th day of January, 2015.

/s/ Barbara Brickman
Notary Public

My Commission Expires:7/6/2016

EXHIBIT A
TO MORTGAGE

Exhibit A to Mortgage executed effective as of January ___, 2015, by TDG OPERATIONS, LLC as "Mortgagor" for the benefit of First Tennessee Bank National Association as "Mortgagee".
Land
LEGAL DESCRIPTION
That real property situated in the County of Mobile, State of Alabama, described as follows, to-wit:
Beginning at the Southwest corner of Block "2" of Jacintoport, Unit One, Section "A", as recorded in Map Book 21, Page 93 of the Probate Court Records, Mobile County, Alabama, said point being on the North right of way line of Jacintoport Boulevard, thence run South 86 degrees 40 minutes East along the Southern boundary of said Block "2" and said North line of Jacintoport Boulevard a distance of 615.34 feet to the intersection with the West right of way line of Bill Myles Drive West, said point being the P.C. of a curve to the left having a central angle of 87 degrees 43 minutes 35 seconds and a radius of 50 feet; thence along the Eastern boundary of said Block "2" and said West line of Bill Myles Drive West run Northeastwardly along the arc of said curve 76.63 feet: to the P.T. of said curve; thence continuing along said Eastern boundary of said Block "2" and said West line of Bill Myles Drive West run North 05 degrees 33 minutes 36 seconds East 1077.33 feet to a point; thence run North 86 degrees 37 minutes 29 seconds West 663.59 feet to a point on the Western boundary of said Block "2" said point also being on the East right of way line of a 100 foot Southern Railway right of way; thence run South 05 degrees 33 minutes 01 seconds West along said Western boundary of Block "2" and said East line of Southern Railway right of way a distance of 1125.94 feet to the point of beginning.